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                                                                   EXHIBIT 10.94

                                    EXHIBIT A


              CERTIFICATE OF DESIGNATIONS, PREFERENCES, LIMITATIONS
        AND RELATIVE RIGHTS OF 1998 SERIES D CONVERTIBLE PREFERRED STOCK
                                       OF
                              AMERICAN BIOMED, INC.


         AMERICAN BIOMED, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the following resolutions were adopted by the Board of Directors of the Corporation (the "Board of Directors") pursuant to authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law:

         RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors, in accordance with the provisions of its Certificate of Incorporation (as amended from time to time) of the Corporation, the Board of Directors hereby creates out of the Corporation's previously authorized preferred stock, $.001 par value per share, of the Corporation a series of preferred stock to consist of not more than 60,000 shares, and the Board of Directors hereby fixes the designation and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of such series as follows:

         1. DESIGNATION. This resolution shall provide for a single series of convertible preferred stock, the designation of which shall be the 1998 Series D Convertible Preferred Stock (hereinafter the "Series D Preferred Stock") and the number of authorized shares constituting the Series D Preferred Stock is 60,000. The stated value of each share of Series D Preferred Stock is ten dollars (US$10.00). The number of authorized shares of Series D Preferred Stock may be reduced or increased by a further resolution duly adopted by the Board of Directors of the Corporation and by the filing of an amendment to the Corporation's Articles of Incorporation pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction or increase has been so authorized.

         2. VOTING. Except as expressly required by the laws of the State of Delaware, the holders of the Series D Preferred Stock shall have no voting rights and shall not be entitled to notice of meetings of shareholders, and the exclusive voting power shall be vested in the holders of the shares of the Corporation's Common Stock, $.001 par value per share (the "Common Stock"), and/or in any other series of the Corporation's preferred stock now or at any time hereafter issued and outstanding having voting rights. Any corporate action that may require a vote of the holders of the Series D Preferred Stock as a class shall be deemed to have been approved by that class upon the affirmative vote by the holders of a majority of the issued and outstanding Series D Preferred Stock unless a higher voting requirement is imposed by the


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Delaware General Corporation Law. If any corporate action shall require a vote of the holders of the Series D Preferred Stock other than as a class, the Series D Preferred Stock shall vote as a group with the Common Stock as if the Series D Preferred Stock had been fully converted three (3) business days prior to the date of the vote.

         3.       DIVIDENDS.

                  3.1 RATE. Holders of Series D Preferred Stock shall be entitled to receive, out of any funds of the Corporation legally available for that purpose, cumulative dividends from the date of issuance at the rate of $.80 per year per Preferred Share, payable quarterly (pro-rated for partial quarters) in arrears in cash, or, at the option of the Corporation, in shares of its Free-Trading Common Stock (as defined herein) at the applicable Conversion Rate (as defined in Section 5.2 below), on the first day of April, July, October and January of each year commencing July 1, 1998 (each such date being hereinafter individually referred to as the "Dividend Payment Date" and collectively as the "Dividend Payment Dates"). Notwithstanding the preceding sentence, should the Corporation in its discretion determine to pay said dividends in shares of Free Trading Common Stock, then all accumulated and unpaid dividends shall be paid at the time of each conversion of the Series D Preferred Stock, such that upon each conversion of the Series D Preferred Stock by the holder thereof, the Corporation shall pay all accumulated and unpaid dividends owed as of the date of such conversion. Each such dividend shall be paid to the holders of record of the Series D Preferred Stock as they appear on the books of the Corporation on the record date which shall be not less than 30 days prior to the related Dividend Payment Date. Dividends on the Series D Preferred Stock shall be declared and paid to the extent the Corporation is legally able to do so and shall be cumulative to the extent not declared and paid. Holders of Series D Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends as herein provided on the Series D Preferred Stock. "Free-Trading Common Stock" shall mean shares of Common Stock that are "restricted securities" as defined in Rule 144 under the Securities Act of 1933 (the "Securities Act"), but the resales of such shares have been registered under a registration statement filed with respect to the Common Stock underlying and receivable upon conversion of the Series D Preferred Stock.

                  3.2 DIVIDENDS ON COMMON STOCK. No dividends (other than those payable solely in Common Stock) shall be paid with respect to the Common Stock during any fiscal year of the Corporation unless all accumulated and unpaid dividends and the quarterly dividend on the shares of Preferred Stock for the then current dividend period shall have been declared and a sum sufficient for the payment thereof set apart. No shares of Common Stock shall be purchased, redeemed or acquired by the Corporation, and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof except (A) in transactions aggregating not more than $100,000.00 per year, (B) in transactions resulting from a legal obligation of the Corporation to redeem, purchase or otherwise acquire its securities arising prior to the date hereof, or (C) pursuant to Section 5.1 herein.

         4. REDEMPTION. Except as provided in Section 3.2 herein, the Series D Preferred Stock shall not be redeemable at any time prior to September 30, 1999. Thereafter, the Corporation, on the sole authority of its Board of Directors, may, at its option and at any time


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prior to notice of conversion of the Series D Preferred Stock by the holder thereof as hereinafter provided, redeem all or any part of the Series D Preferred Stock at the time issued and outstanding for an amount in cash equal to $11.75 per share plus any accumulated and unpaid dividends. Except as provided in Section 3.2 herein, if less than all the Series D Preferred Stock are to be redeemed, then such redemption shall be pro rata based on the number of Series D Preferred Stock owned of record by each Preferred Shareholder. Written notice of redemption stating the date and place of redemption and the amount of the redemption price shall be mailed by the Corporation not less than 30 days nor more than 60 days prior to the redemption date to the record holders of the shares to be redeemed directed to their last known address as shown by the Corporation records. If notice of redemption is given as provided above and if on the redemption date the Corporation has set apart in trust for the purpose sufficient funds for such redemption, then from and after the redemption date, notwithstanding that any certificate for such shares has not been surrendered for cancellation, the Series D Preferred Stock called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive the redemption price without interest upon surrender of certificates representing the shares called for redemption. Any monies remaining in trust after one year from the redemption date shall be returned to the Corporation and thereafter holders of certificates for such shares shall look only to the Corporation for the redemption price thereof. Upon conversion of any Series D Preferred Stock called for redemption into Common Stock, then the portion of the monies held in trust for redemption of such shares shall forthwith be returned to the Corporation.

         5.       CONVERSION.

                  5.1 PROHIBITION AGAINST SHORT SALES. No holder of Series D Preferred Stock shall directly or indirectly effect a short sale of the Corporation's Common Stock for the holder's own account or for the account of a Related Person. "Short sale" shall mean any sale of a security which the seller does not beneficially own or any sale which is consummated by the delivery of a security borrowed by, or for the account of, the seller, in either case whether or not the seller is the owner of Common Stock at the time of such sale. "Related Person" shall mean (A) any member of the holder's immediate family; (B) any entity of which the holder is an officer, director, or holder of a position having comparable duties or responsibilities; (C) any entity in which the holder is the owner of an equity interest; and (D) any person which would be deemed to be an "affiliate" of the holder as that term is defined in the Securities Act of 1933 or the rules and regulations promulgated thereunder.

                  5.2 CONVERSION RATE. So long as a holder of Series D Preferred Stock is not in breach of Section 5 herein and subject to Section 5.8 herein, such holder shall have the right, exercisable at any time after the earlier of
(i) the date on which a registration statement filed with the U.S. Securities and Exchange Commission (the "SEC"), which registration statement covers the Common Stock into which the Series D Preferred Stock is convertible, is declared effective by the SEC, or (ii) the date which is 90 days from the date of issuance of the Series D Preferred Stock being converted (the "Hold Period"), and on or before the close of business on the second full business day preceding the date, if any, fixed for the redemption of such shares as provided herein, to surrender the certificate or certificates evidencing such shares and receive in lieu and


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in conversion thereof, and in lieu of accumulated and unpaid dividends thereon, that number of shares of the Corporation's Common Stock as equals $10.00 per share of Preferred Stock tendered for conversion, plus accumulated and unpaid dividends thereon, divided by the lesser of (A) 110% of the average of the closing bid prices per share of the Corporation's Common Stock on the Nasdaq Stock Market, any national securities exchange, the OTC Bulletin Board or any other market on which the Common Stock is listed or eligible for trading for the five trading days preceding the date of purchase of the Series D Preferred Stock by the holder (which shall be deemed to be the date of execution by the holder of a securities purchase agreement between the holder and the Corporation for the purchase of Series D Preferred Stock); or (B) 80% of the average of the closing bid prices per share similarly determined for the five trading days preceding the date such conversion is deemed to have been made, as subsequently defined herein.

                  5.3      MECHANICS OF CONVERSION.

                           (a)      HOLDER'S DELIVERY REQUIREMENTS. To convert
Series D Preferred Stock into full shares of Common Stock, the holder thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 5:00 p.m., New York time (the "Conversion Notice Deadline") on the date of conversion, a copy of the fully executed notice of conversion ("Notice of Conversion") to the Corporation at the office of the Corporation or its designated transfer agent (the "Transfer Agent"), and (B) surrender to a common carrier for delivery to the office of the Corporation or the Transfer Agent, the original certificates representing the Series D Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed for cancellation. The holder of the Series D Preferred Stock shall have the right to convert fewer than the full number of Series D Preferred Stock held at any given time.

                           (b)      CORPORATION'S RESPONSE. Upon receipt by the
Corporation of a facsimile copy of such Notice of Conversion, the Corporation shall send, via facsimile, a confirmation of receipt of such Notice of Conversion to such holder, which shall specify that the Notice of Conversion has been received and the name and telephone number of a contact person at the Corporation whom the holder should contact regarding information related to such conversion. Upon receipt by the Corporation or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Notice of Conversion (or an indemnification undertaking reasonably satisfactory to the Corporation with respect to such shares in the case of their loss, theft or destruction) together with the originally executed Notice of Conversion, the Corporation shall, within two business days after the date of receipt (the "Deadline"), instruct the Transfer Agent to issue and surrender to a common carrier for either overnight or (if delivery is outside the United States) two (2) day delivery to the address as specified in the Notice of Conversion, a certificate for the number of shares of Common Stock to which the holder shall be entitled as aforesaid, and the Corporation shall take all reasonable steps to ensure that the Transfer Agent has complied with such instructions. In the case of a dispute as to the calculation of the conversion rate, the Corporation shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed calculations to its outside accountant via facsimile within one (1) day of receipt of such holder's Notice of Conversion. The Corporation shall cause the accountant to perform the calculations and notify the Corporation and the holder of the results no later than twenty-four
(24) hours from the time it receives the disputed


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calculations. Such accountant's calculation shall be deemed conclusive absent manifest error. Should the Notice of Conversion specify a smaller number of Series D Preferred Stock to be converted than are represented by the Preferred Stock Certificate surrendered to the Corporation, then the Corporation shall immediately issue a new Preferred Stock Certificate representing the number of Series D Preferred Stock not yet converted, and deliver the same to the holder thereof along with the Common Stock as stated above.

                           (c)      DATE OF CONVERSION. The date on which
conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (A) that the advance copy of the Notice of Conversion is faxed to the Corporation before 5:00 p.m., New York time, on the Date of Conversion, and (B) that the original Preferred Stock Certificates representing the Series D Preferred Stock to be converted, together with the originally executed Notice of Conversion, are surrendered by depositing such certificates and Notice with a common carrier, as provided above, and received by the Transfer Agent or the Corporation on or prior to the second
(2nd) business day following the Date of Conversion. In the event the Preferred Stock Certificates and the originally executed Notice of Conversion are not received within three (3) business days after the date of the Notice of Conversion, the Notice of Conversion shall be deemed null and void and no conversion of Series D Preferred Stock shall be effected thereby. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated, as of three (3) business days after the Date of Conversion, for all purposes as the record holder or holders of such shares of Common Stock on the Date of Conversion.

                           (d)      Notwithstanding anything contained herein to
the contrary, if any action is required herein to be taken by the Corporation or the Transfer Agent on a day which is not a business day, then such action shall be deemed to be timely if taken on the next following business day.

                  5.4 OPTIONAL CONVERSION. At the option of the Corporation, if any Series D Preferred Stock remain outstanding on April 30, 2000, then all or any part of such Series D Preferred Stock as the Corporation elects shall be converted in accordance with Section 5.3 as if the holders of such Series D Preferred Stock had given the Notice of Conversion effective as of that date, and the Date of Conversion had been fixed as of April 30, 2000 for all purposes of Paragraph 5.3. Following notice by the Corporation to the holders, all holders of Preferred Stock certificates shall within five (5) business days after receipt of such notice surrender all Preferred Stock certificates, duly endorsed for cancellation, to the Corporation or the Transfer Agent, as the Corporation may direct. No person shall thereafter have any rights in respect of Series D Preferred Stock, except the right to receive shares of Common Stock on conversion thereof as provided in this Section 5.

                  5.5 ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the conversion of Series D Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a reorganization, merger, consolidation or sale of assets provided for below), then and in each such event, the holder of each Preferred


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Share shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such Series D Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                  5.6 MERGER OR OTHER TRANSACTIONS. In the event the Corporation, at any time while any of the Series D Preferred Stock are outstanding, shall be consolidated with or merged into any other corporation or corporations or shall sell or lease all or substantially all of its property and business as an entirety, then lawful provisions shall be made as part of the terms of such consolidation, merger, sale or lease so that the holder of any Series D Preferred Stock may thereafter receive in lieu of such Common Stock otherwise issuable to him upon conversion of his Series D Preferred Stock, but at the conversion rate which would otherwise be in effect at the time of conversion, as hereinbefore provided, the same kind and amount of securities or assets as may be issuable, distributable or payable upon such consolidation, merger, sale or lease with respect to Common Stock of the Corporation.

                  5.7 FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon conversion of Series D Preferred Stock; rather, the number of shares issuable upon conversion shall be rounded up to the nearest whole share.

                  5.8 RESERVATION OF COMMON SHARES. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the number of shares of Common Stock deliverable upon conversion of all the issued and outstanding Series D Preferred Stock and shall take such action to obtain such permits or orders as may be necessary to enable the Corporation lawfully to issue such Common Stock upon the conversion of the Series D Preferred Stock.

         6. RIGHTS ON LIQUIDATION. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, resulting in any distribution of its assets to its shareholders, the holders of the Series D Preferred Stock then issued and outstanding shall be entitled to receive an amount equal to $10.00 per Preferred Share plus any accumulated but unpaid dividends, and no more, before any payment or distribution of the assets of the Corporation is made to or set apart for the holders of Common Stock. If the assets of the Corporation distributable to the holders of Series D Preferred Stock are insufficient for the payment to them of the full preferential amount described above, such assets shall be distributed ratably among the holders of the Series D Preferred Stock. The holders of the Common Stock shall be entitled to the exclusion of the holders of the Series D Preferred Stock to share in all remaining assets of the Corporation in accordance with their respective interests. For purposes of this paragraph, a consolidation or merger of the Corporation with any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation. Notwithstanding in these Articles of Amendment to the contrary, all shares of Series D Preferred Stock shall (i) rank pari passu with the Series E Preferred Stock of the Corporation to be issued pursuant to that certain Securities Purchase Agreement dated April 29, 1998 (the "Purchase Agreement"), (ii) shall rank senior to any class or series of capital stock of the Corporation hereafter created (unless


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otherwise agreed to by the holders of the Series D Preferred Stock), and (iii)
shall rank junior to all of the preferred stock of the Corporation issued and outstanding as of the date of execution of the Purchase Agreement.

         7. NOTICE. Any notice required to be given to the holders of Series D Preferred Stock or any securities issued upon conversion thereof shall be deemed to have been given upon the earlier of personal delivery or three days after deposit in the United States mails by registered or certified mail, return receipt requested, with postage fully prepaid, and addressed to each holder of record at his address as it appears on the stock transfer records of the Corporation. Any notice to the Corporation shall be in writing and shall be deemed to have been given only upon actual receipt thereof.

         8. LEGEND. All certificates representing the Series D Preferred Stock, all shares of Common Stock issued upon conversion thereof and any and all securities issued in replacement thereof or in exchange therefor shall bear such legends (or not) as shall be required by law or contract.


         IN WITNESS WHEREOF, AMERICAN BIOMED, INC. has caused its corporate seal to be affixed hereto and this certificate to be signed by its President and Secretary this 29th day of April, 1998.


                                           AMERICAN BIOMED, INC.


[S E A L]                                  By: /s/ STEVEN B. RASH
                                              ----------------------------------
                                              Steven B. Rash, President
ATTEST:

/s/ COLENE BLANKINSHIP
-------------------------------

Colene Blankinship, Secretary


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